Exhibit 99.1

For Immediate Release

For Information Contact:

Reid Simpson	Kristi Emerson
Chief Financial Officer	Director, Corporate Communications
312.706.1706	303.915.9574
reids@eCollege.com	kristie@eCollege.com

eCollege® Announces Record Revenue From Continuing Operations,

Up 23 Percent from 2006

Company Reports Record First Quarter Net Income from Continuing Operations of $2.0 Million,

up 56 Percent

CHICAGO – May 7, 2007 – eCollege® [Nasdaq: ECLG], a leading provider of value-added information services to the post-secondary education industry, today announced that its eLearning Division achieved record revenue of $14.8 million for the quarter ended March 31, 2007, an increase of 23 percent from revenue of $12.0 million for the first quarter of 2006. Net income from continuing operations totaled $2.0 million, up 56 percent from the same period in the prior year.

“We are very pleased with our solid start to 2007, and believe our strong revenue and earnings growth for the quarter, as well as the depth of our pipeline, leave us well positioned to hit our guidance targets for the remainder of the year,” said Oakleigh Thorne, chairman and CEO of eCollege. “Additionally, we still expect to make an announcement about Datamark in the first half of the year.”

First Quarter 2007 Financial Highlights – Continuing Operations

The Company’s financial statements for 2006 have been revised to reflect the classification of the Datamark business as a discontinued operation. Continuing operations are comprised of the Company’s eLearning Division and its related corporate overhead. Comparative 2006 results shown below reflect such classifications.

Revenue

eLearning Division revenue for the first quarter of 2007 increased 23 percent from the same period in 2006 to $14.8 million. Student fee revenue, which represented 91 percent of the eLearning Division’s revenue in the first quarter of 2007, increased 24 percent from the first quarter of 2006.

Gross Profit

Gross profit from continuing operations for the first quarter of 2007 increased 19 percent to $10.5 million from $8.9 million for the same period in the prior year. Gross margin decreased to 71 percent for the first quarter of 2007 from 74 percent for the same period in 2006 due in part to investments the Company is making in a second data center.

Operating Income

Operating income from continuing operations for the first quarter of 2007 was $3.3 million, an increase of 66 percent from $2.0 million for the first quarter of 2006. Operating margin increased to 22 percent for the first quarter of 2007 from 16 percent for the same period in the prior year.

Net Income before Income Taxes

Net income before taxes from continuing operations for the first quarter of 2007 was $3.4 million, an increase of 65 percent from $2.0 million for the first quarter of 2006.

Income Taxes

The tax provision for continuing operations for the first quarter of 2007 was $1.4 million, which reflects an effective tax rate for the quarter of 42 percent. This compares to an effective tax rate of 39 percent for the same period in the prior year.

Net Income

Net income from continuing operations for the first quarter of 2007 was $2.0 million ($0.08 per diluted share), an increase of 56 percent from net income of $1.2 million ($0.05 per diluted share) for the first quarter of 2006.

Adjusted EBITDA

Adjusted EBITDA from continuing operations (EBITDA plus stock-based compensation expense) was $4.9 million for the first quarter of 2007, an increase of 46 percent from $3.4 million for the first quarter of 2006. Differences between GAAP net income from continuing operations and adjusted EBITDA from continuing operations are further explained in the financial tables that follow the unaudited Condensed Consolidated Statements of Operations included in this press release.

Capital Expenditures

Capital expenditures for continuing operations, including capitalized software development costs, were $1.7 million for the first quarter of 2007, compared to $1.6 million for the same period in 2006.

Second Quarter 2007 Financial Guidance – Continuing Operations

The Company is providing the following guidance for continuing operations for the second quarter of 2007:

•	eLearning revenue of $15.6 million to $15.8 million, representing growth of 18 to 20 percent from the second quarter of 2006.
•	Operating income of $3.6 million to $3.9 million, compared to $3.3 million in the second quarter of 2006.
•	Net income of $2.2 million to $2.4 million ($0.10 per fully diluted share), compared to $2.4 million ($0.10 per fully diluted share) in the second quarter of 2006.
•	Adjusted EBITDA of $5.4 million to $5.7 million, compared to $4.9 million for the second quarter of 2006.
•	Capital spending and capitalized software development costs of $2.8 million and $600 thousand, respectively.

Second quarter guidance for adjusted EBITDA from continuing operations is reconciled to GAAP net income from continuing operations in the accompanying financial tables.

Operating Highlights – Continuing Operations

•

For the 2007 spring academic term, which impacts both the first and second quarters, the total number of distance student enrollments supported by the eLearning Division is expected to be approximately 695,000, up 32 percent from approximately 528,000 distance student enrollments in the spring term of 2006.

•	The eLearning Division signed one new platinum customer and two silver customers in the first quarter of 2007, in line with Company plans.
•

Average annualized revenue per client at the eLearning Division was approximately $330,000 in the first quarter of 2007, an increase of 22 percent from approximately $271,000 in the first quarter of 2006.

•	eCollege’s course management system and support services both were awarded Best in Categoryin the IMS Global Learning Consortium (IMS GLC) Technology Satisfaction and Trends Report.

First Quarter 2007 Financial Highlights – Discontinued Operations

As previously announced, the Company is exploring strategic alternatives for its Enrollment Division, Datamark, Inc. As a result, the Enrollment Division has been classified as an asset held for sale and its operating results, including appropriate allocations of certain corporate expenses, are being reported as discontinued operations in the Company’s consolidated financial statements. The comparative 2006 results shown below reflect this classification.

Net Income

Net income from discontinued operations for the first quarter of 2007 totaled $199 thousand ($0.01 per diluted share) compared to a net loss of $199 thousand ($0.01 per diluted share) for the first quarter of 2006.

Results for the first quarter of 2007 included:

•

Revenue from the Enrollment Division of $13.5 million, compared to $15.4 million for the first quarter of 2006. The decline in revenue was primarily related to reduced direct mail revenue associated with one large client.

•

Capital expenditures, including capitalized software development costs, of $371 thousand, compared to $579 thousand for the same period in 2006. The capital spending in the current period primarily related to investment in Datamark’s technology infrastructure.

•	Adjusted EBITDA from discontinued operations of $666 thousand, compared to $1.6 million in the first quarter of 2006.

Differences between the Company’s GAAP net loss from discontinued operations and adjusted EBITDA from discontinued operations are further explained in the financial tables that follow the unaudited Condensed Consolidated Statements of Operations included in this press release.

Balance Sheet

As of March 31, 2007, the Company had cash of $19.4 million as compared to $16.3 million at December 31, 2006 and $26.7 million at March 31, 2006 – this includes cash categorized as assets of discontinued operations held for sale.  As of March 31, 2007, the Company's debt consisted of $500 thousand in original face amount of seller notes.

Conference Call

eCollege will hold a conference call to discuss its 2007 first quarter financial results at 3:30 p.m. Central time (4:30 p.m. Eastern time) on May 7, 2007. Interested parties can listen to the live conference call webcast by going to the Investor Relations section of eCollege’s Web site at www.eCollege.com and clicking on the “Live Webcast” link. Please access the Web site at least 15 minutes prior to the call to register, download and install any necessary audio software.

For those unable to listen at the designated time, the archived webcast will be available on eCollege’s Web site for the next 12 months. A conference call replay also will be available from approximately 5:30 p.m. Central time (6:30 p.m. Eastern time) on May 7, 2007 until 11 p.m. Central time (midnight Eastern time) on May 14, 2007. To listen to the replay, participants should dial 800-642-1687. The conference ID for the replay is 4775825.

About eCollege

eCollege [Nasdaq: ECLG] is a leading provider of value-added information services to the post-secondary and K-12 education industries. The Company’s eLearning Division designs, builds and supports some of the most successful, fully online degree, certificate/diploma and professional development programs in the country. The Company’s Enrollment Division, Datamark, Inc., helps institutions build new enrollments and increase student retention. Customers include publicly traded for-profit institutions, community colleges, public and private universities, school districts and state departments of education. eCollege was founded in 1996 and is headquartered in Chicago, with the eLearning Division headquartered in Denver. Datamark was founded in 1987 and is headquartered in Salt Lake City. For more information, visit www.eCollege.com and www.Datamark.com.

This news release contains statements that are not historical in nature and that may be characterized as “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Examples of these forward-looking statements include statements about the Company’s pursuit of strategic alternatives for Datamark (including the Company’s ability to achieve the strategic objectives contemplated thereby), expected future revenue, expenses, income from operations, net income, EBITDA, adjusted EBITDA, cash and cash equivalents, capital expenditures, profitability, customer enrollments and any other statements that are not historical facts.  These statements are based on management’s current expectations and are subject to a number of uncertainties and risks.  Actual performance and results may differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the Company’s industries as well as the more specific risks and uncertainties facing the Company, including those identified in the Company’s reports on Form 10-K, Form 10-Q and Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”), which you are encouraged to review in connection with this release. You should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this release. We are not obligated to publicly release any revisions to forward-looking statements to reflect events after the date of this release.

This news release and/or the financial results attached hereto include “adjusted EBITDA” amounts that are considered “non-GAAP financial measures” under SEC rules. As required, we have included reconciliations of these measures to GAAP with this news release.

eCollege is a registered trademark of eCollege.

# # #

eCollege Condensed Consolidated Balance Sheets

Unaudited

(in thousands)

	March 31, 2007	December 31, 2006
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 8,642	$ 7,540
Accounts receivable, net of allowances of $86 and $49, respectively	10,747	6,084
Accrued revenue receivable	1,463	1,795
Deferred income taxes	1,827	1,827
Other current assets	1,515	1,078
Assets of discontinued operations held for sale	21,375	20,557
Total current assets	45,569	38,881

Property and equipment, net	4,863	4,427
Software development costs, net	3,193	2,871
Other assets	275	270
Deferred income taxes	19,191	20,441
Assets of discontinued operations held for sale	56,398	56,023
TOTAL ASSETS	$129,489	$ 122,913

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$ 794	$ 396
Other accrued liabilities	5,992	4,618
Deferred revenue, current portion	4,872	3,456
Current income taxes	149	40
Current portion of capital lease obligations	365	360
Liabilities of discontinued operations held for sale	10,930	11,685
Total current liabilities	23,102	20,555

LONG-TERM LIABILITIES:
Deferred revenue, net of current portion	70	41
Other liabilities	452	49
Capital lease obligations, net of current portion	187	280
Liabilities of discontinued operations held for sale	5,031	4,622
Total long-term liabilities	5,740	4,992
Total liabilities	28,842	25,547

STOCKHOLDERS’ EQUITY:
Common stock, $0.01 par value, 50,000 shares authorized, 22,397 and 22,314 shares issued, respectively, and 22,382 and 22,299 shares outstanding, respectively	224	223
Additional paid-in capital	150,207	148,796
Treasury stock at cost, 15 shares	(148)	(148)
Warrants, restricted stock rights, and options for common stock	3,304	3,304
Accumulated deficit	(52,940)	(54,809)
Total stockholders’ equity	100,647	97,366
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$ 129,489	$ 122,913

eCollege Condensed Consolidated Statements of Operations

Unaudited

(in thousands, except per share data)

	For the Three Months Ended March 31,
	2007	2006
CONTINUING OPERATIONS
REVENUE:	$14,820	$12,028

COST OF REVENUE	4,293	3,162
Gross profit	10,527	8,866

OPERATING EXPENSES:
Product development	2,398	2,185
Selling and marketing	1,498	1,289
General and administrative	3,330	3,408
Total operating expenses	7,226	6,882

INCOME FROM OPERATIONS	3,301	1,984
Interest income and other income	83	77
Interest expense	(30)	(31)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND ACCOUNTING CHANGES	3,354	2,030
Income tax expense	(1,402)	(782)

INCOME FROM CONTINUING OPERATIONS BEFORE ACCOUNTING CHANGES	1,952	1,248

DISCONTINUED OPERATIONS
Income from discontinued operations, net of tax (benefit) expense of ($1,035) and $252	199	(199)
INCOME BEFORE ACCOUNTING CHANGES	2,151	1,049
Cumulative effect of accounting change, net of tax	--	28

NET INCOME	$2,151	$1,077

BASIC INCOME PER SHARE AMOUNTS
Income from continuing operations before accounting changes	$0.09	$0.06
Income/(loss) from discontinued operations, net of tax	$0.01	($0.01)
Income before accounting changes	$0.10	$0.05
Cumulative effect of accounting change, net of tax	--	--
BASIC NET INCOME PER SHARE	$0.10	$0.05

DILUTED INCOME PER SHARE AMOUNTS
Income from continuing operations before accounting changes	$0.08	$0.05
Income/(loss) from discontinued operations, net of tax	$0.01	($0.01)
Income before accounting changes	$0.09	$0.05
Cumulative effect of accounting change, net of tax	--	--
DILUTED NET INCOME PER SHARE	$0.09	$0.05

WEIGHTED AVERAGE SHARES OUTSTANDING – BASIC	22,368	22,040
WEIGHTED AVERAGE SHARES OUTSTANDING – DILUTED	23,039	23,010

eCollege Condensed Consolidated Statement of Cash Flows

Unaudited

(in thousands)

	For the Three Months Ended March 31,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$2,151	$1,077
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	675	781
Loss on dispositions of assets	7	1
Accrued interest	17	--
Provision for doubtful accounts	85	(12)
Amortization of capitalized internal-use software development costs	236	147
Amortization of intangible assets	--	414
Amortization of debt issuance costs and discount on debt	7	258
Stock-based compensation	1,130	1,004
Cumulative effect of accounting change	--	(28)
Excess tax benefits from issuance of stock-based awards	(167)	(137)
Deferred income taxes	1,348	725
Changes in
Accounts receivable and accrued revenue receivables	(2,922)	(2,644)
Other current assets	(445)	(1,214)
Other assets	(15)	72
Accounts payable and accrued liabilities	1,136	1,180
Deferred revenue and customer advances	1,466	3,842
Other liabilities	251	(96)
Cash flows provided by operating activities	4,960	5,370

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1,459)	(1,376)
Proceeds from disposition of property and equipment	3	--
Capitalized internal-use software development costs	(581)	(308)
Net cash used in investing activities	(2,037)	(1,684)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	114	(54)
Payments on capital lease	(107)	(92)
Excess tax benefits from issuance of stock based awards	167	137
Net cash provided by (used in) investing activities	174	(9)

NET INCREASE IN CASH AND CASH EQUIVALENTS	3,097	3,677
Discontinued Activity Cash Operations Included Above,
Add: Cash balance of discontinued operations at beginning of period	8,741	13,410
Less: Cash balance of discontinued operations at end of period	10,736	16,720
Cash and Cash Equivalents at beginning of period	7,540	9,627
CASH AND CASH EQUIVALENTS, end of period	$8,642	$9,994

Schedule A

eCollege Reconciliation of GAAP to Non-GAAP Measures

First Quarter 2007

Unaudited

(in thousands, except per share data)

CONTINUING OPERATIONS	For the Three Months Ended March 31,
	2007	2006
Reconciliation of Net Income to Adjusted EBITDA (1)
Net Income	$1,952	$1,276
Adjustments for Non-Cash Charges
Stock-Based Compensation Expense	703	723
Depreciation	675	521
Amortization of Capitalized Software	236	105
Cash Interest Income, Net	(54)	(46)
Income Taxes	1,402	783
Adjusted EBITDA(1)	$4,914	$3,362

DISCOUNTINUED OPERATIONS	For the Three Months Ended March 31,
	2007	2006
Reconciliation of Net Income to Adjusted EBITDA (1)
Net Income	$199	$(199)
Adjustments for Non-Cash Charges
Stock-Based Compensation Expense	411	235
Amortization of Identified Intangibles	--	414
Non-Cash Interest Expense	25	258
Depreciation	--	261
Amortization of Capitalized Software	--	42
Cash Interest (Income)/Expense, Net	(100)	584
Income Taxes	131	(28)
Adjusted EBITDA(1)	$666	$1,567

CONSOLIDATED	For the Three Months Ended March 31,
	2007	2006
Reconciliation of Net Income to Adjusted EBITDA (1)
Net Income	$2,151	$1,077
Adjustments for Non-Cash Charges
Stock-Based Compensation Expense	1,114	958
Amortization of Identified Intangibles	--	414
Non-Cash Interest Expense	25	258
Depreciation	675	782
Amortization of Capitalized Software	236	147
Cash Interest (Income)/Expense, Net	(154)	538
Income Taxes	1,533	755
Adjusted EBITDA(1)	$5,580	$4,929

(1) Adjusted EBITDA is not a generally accepted accounting principles, or "GAAP," based measure. However, management believes, based on feedback from investors, analysts and other users of the Company's financial information, that Adjusted EBITDA is an appropriate measure of the operating performance of the Company because it is an indication of the resources available for strategic opportunities and is used by many investors to assess the Company's profitability from current operations. Further, as a result of the Company's acquisition of Datamark in the fourth quarter of 2003 and related borrowings, Adjusted EBITDA has been defined by the Company's lenders as an important metric, and is used in the Company's debt compliance covenants. This measure, however, should be considered in addition to, not as a substitute for or superior to, net income, cash flows or other measures of financial performance prepared in accordance with GAAP. Adjusted EBITDA is reconciled herein to net income, the most directly comparable financial measure calculated and presented in accordance with GAAP.

Q2 2007 Financial Guidance for Continuing Operations

(in thousands, except share and per share data)

	Q2 2006 Actual (unaudited)	Q2 2007 Guidance Low	Y/Y Growth %	Q2 2007 Guidance High	Y/Y Growth %

Revenue – Cont. Ops.	$13,166	$15,600	18%	$15,800	20%

Operating Income – Cont. Ops.	3,327	3,600	8%	3,900	17%
Operating Margin	25.3%	23.1%		23.9%

Net Income – Cont. Ops.	2,408	2,200	(9%)	2,400	0%

Adj. EBITDA(1) – Cont. Ops.	4,875	5,400	11%	5,700	17%

Reconciliation of Adjusted EBITDA to Net Income
Net Income – Cont. Ops.	2,408	2,200		2,400
Stock-based Compensation Expense	762	700		700
Depreciation	636	900		900
Amortization of Capitalized Software	150	250		250
Interest Expense	(71)	(50)		(50)
Income Tax	990	1,400		1,500
Adjusted EBITDA(1) – Cont. Ops.	4,875	5,400		5,700

Earnings Per Share
Weighted Average Shares – Diluted	23,159,000	23,100,000		23,100,000

Net Income Per Diluted Share – Cont. Ops.	$0.10	$0.10		$0.10

Capital Spending – Cont. Ops.	$1,027	$2,800		$2,800

Capitalized Software Dev – Cont. Ops.	$362	$600		$600